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                                                                  EXHIBIT 10.8

                                PROMISSORY NOTE



$1,152,381

Date:  April 1, 1997


         After date, for value received, the undersigned as principles promise to pay OrganiGro, Inc. and Synagro Technologies, Inc. the sum of One Million One Hundred Fifty Two Thousand Three Hundred Eighty One Dollars
($1,152,381.00), with interest of 6% per annum.

         This note is in connection with the certain sale and purchase agreement dated March 31, 1997 for all of the assets of the Poultry Bedding Division of OrganiGro, Inc. and certain collateral as stated in the Purchase and Sale agreement Article 2 B apply. It is understood that this note agreement is for a period of sixty (60) months or five years with payments made as follows:
All monies/product received under the Cabin Creek agreement by Custom Poultry Bedding will be paid at 100% (in cash) to OrganiGro on a monthly basis, but in any case, the total amount of $603,930 will be paid no later than September 16, 1998.

         The remaining promissory note balance (after giving consideration to the Cabin Creek note assignment (see attachment 1) of $ 603,930 will accrue interest at 6% per annum and payments will begin May 1, 1997 at a rate of $11,000 with any and all outstanding principal and interest payable on March 31, 2002. See attached amortization schedule.

         The makers and endorsers of this note hereby severally waive the presentation for payment, notice of nonpayment without notice of protest, and consent to extension of time of payment without notice thereof. Should the makers and endorsers of this note become thirty (30) days late on any payment, the principal has the option to foreclose on said note and mortgage if they elect to do so. Furthermore, should the guarantors and principals of this note fail to comply with all provisions of new debt agreements entered into pursuant to the debt assumption per article 2A of the sale and purchase agreement will cause a default of this note agreement.

         Should it become necessary for the payee to institute legal action for the collection of this note, the makers and endorsers hereby agree to pay reasonable attorneys fees in the collection of and enforcement of this note.


CUSTOM POULTRY BEDDING, INC.


/s/ Tony D. Childers                    /s/ Tony D. Childers
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Its President                           Tony D. Childers, an individual


ATTEST: /s/ Tony D. Childers
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